China Yingxia International Announces Record Second Quarter Financial Results

Wednesday August 15, 8:00 am ET

- Second Quarter Revenues Increase 60% to $5.2 Million versus $3.3 Million for Q2 of 2006

- Second Quarter Net Income Increased 21% to $2.5 Million, versus $2 Million for Q2 of 2006

- Franchise Locations increase to 650 at June 30, 2007, versus 300 last year.

NEW YORK, Aug. 15 /Xinhua-PRNewswire-FirstCall/ -- China Yingxia International, Inc. (OTC Bulletin Board: CYXI - News), a leading provider in the nutraceutical industry by engaging in the development, manufacture and distribution of organic nutritional food products, supplements, and personal care products in China, today announced its results for the second quarter ended June 30, 2007.

Net sales for the second quarter ended June 30, 2007 totaled $5.2 million, an increase of 60% compared to $3.3 million for the second quarter of 2006. This increase is directly attributable to the increase in franchisees to 650 for the period ended June 30, 2007 up from 300 for the period ended June 30, 2006. The Company's product mix also increased to include personal care products, cosmetics, and Nestle cereals and drinks.

Cost of sales for the second quarter of 2007 was $2.3 million, yielding a gross profit of $2.9 million and a gross profit margin of 56%. Compared to the second quarter of 2006 cost of sales totaled $1.1 million and gross profit totaled $2.2 million yielding a gross profit of 67%. Gross profit margins decreased slightly year over year because the new products the Company added to their product mix have a lower gross margin. However, these new products help to broaden the offerings of franchisees which will lead to higher consumer satisfaction and loyalty helping to enhance the China Yingxia brand. Looking forward to the second half of 2007, China Yingxia anticipates attaining similar gross margins to last year with the introduction of their new higher margin soybean milk and organic rice products.

Net income for the three months ended June 30, 2007 increased 21% to $2.5 million compared to $2 million for the three months ended June 30, 2007.

On the balance sheet, total assets for the second quarter of 2007 totaled $24.9 million, with reported total liabilities of $2.2 million. The current ratio for the Company was 4.2 to 1 for the period ended June 30, 2007. Stockholders' equity was $22.8 million at June 30, 2007. Subsequent to the end of the quarter, the Company successfully completed a common stock financing which will fund operations and growth opportunities over the next twelve months.

"During the second quarter of 2007, China Yingxia was able to grow both revenues and earnings through its distribution model and expansion of product base," stated Ms. Yingxia Jiao, CEO and Chairwoman of China Yingxia. "Through the hard work and dedication of our team, the acceptance of our branded franchises, and the loyalty of our franchisees we were able to increase the number of franchisees from 300 to 650 over the last year. I look forward to similar growth in the second half of 2007, and remain confident in reaching our goal of 1,000 franchisees by the end of this year."

Ms. Yingxia Jiao continued, "Recently, China Yingxia also completed a $10.7 million common stock financing. This working capital will be used to grow our business with newly added soybean production lines and allow us to take advantage of other organic growth opportunities. Once the production lines have been completed, China Yingxia will be at full capacity on its 54,000 square foot facility."

Ms. Yingxia Jiao added, "I would like to personally thank those who invested in China Yingxia for their support and confidence in our business model and growth potential. I welcome them now as partners and look forward to building an even more successful business together. I hope all our current investors and potential investors can join me on our second quarter conference call on Wednesday, August 15th at 9 a.m. to discuss the quarterly results in more detail and answer questions you may have."

About China Yingxia International, Inc.

China Yingxia International, Inc., through its 100%-owned subsidiary, Harbin Yingxia Industrial Group Co., Ltd. ("Yingxia"), is primarily engaged in the development, production and sales of health food products in China. Yingxia is located in the Province of Heilongjiang in mainland China, and it currently has over 180 employees and 3 agricultural production bases. Yingxia's products include soybean-based foods and drinks, longgu golden millet enriched products, cactus-based herbal supplements, personal care products, Nestle products, and organic rice products.

For more information about China Yingxia International, Inc. (OTC Bulletin Board: CYXI - News), please visit: http://www.ChinaYingXia.com

CHINA YINGXIA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
JUNE 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$100,296
Inventory	2,004,655
Other receivables	1,619,877
Advances to suppliers	3,809,850
Loans to related party	1,565,923
Total Current Assets	9,100,602

Property and equipment, net of
accumulated depreciation of $2,779,156	15,419,531

Land use right, net	396,361

Total Assets	$24,916,494

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,597,108
Unearned revenue	1,314
Taxes payable	48,397
Accrued expenses and other payables	519,281
Total Current Liabilities	2,166,100

Total Liabilities	2,166,100

Stockholders' Equity
Preferred stock, $0.001 par value,
10,000,000 shares authorized; - 0 -
shares outstanding at March 31, 2007	-
Common stock, $0.001 par value,
100,000,000 shares authorized;
33,608,857 shares outstanding at June 30, 2007
33,609
Additional paid in capital	7,324,877
Accumulated other comprehensive income	1,455,699
Statutory reserves	901,463
Retained earnings	13,034,746
Total Shareholders' Equity	22,750,393

Total Liabilities and Stockholders'
Equity	$24,916,494

                      CHINA YINGXIA INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)

	Six-Month Ended		Three-Month Ended
	June 30,		June 30,
	2007	2006	2007	2006

Sales	$6,867,039	$3,450,960	$5,227,933	$3,270,876
Cost of Sales	3,099,185	1,275,992	2,317,113	1,089,255
Gross Profit	3,767,855	2,174,968	2,910,820	2,181,621
Operating Expenses
Research & Development
Expense	134,739	-	135,452	-
Selling, general and
administrative	628,236	207,943	311,605	119,009
Operating income	3,004,880	1,967,025	2,463,763	2,062,612
Other Income and Expenses	318	(25,297)	364	(24,720)
Income Before Income
Taxes	3,005,198	1,941,728	2,464,127	2,037,892
Provision for Income
Taxes	- - - -
Net Income	$3,005,198	$1,941,728	$2,464,127	$2,037,892
Basic and diluted
income per common
share	$0.089	$0.520	$0.073	$0.546
Basic and diluted
weighted average
common shares
outstanding	33,608,857	3,735,066	33,608,857	3,735,066

Safe Harbor Statement

The statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.